BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090303

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number
Barbara K. Cegavske	20160314386-54
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 07/14/2016 7:01 AM
	Entity Number C21473-2003

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:
RESGREEN GROUP INTERNATIONAL INC.
(FORMERLY URANIUM HUNTER CORPORATION)

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

COMMON STOCK 6,000,000,000 SHARES @ .001 PAR VALUE

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

COMMON STOCK 6,000,000,000 SHARES @ .001 PAR VALUE

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

538,265 SHARES OF COMMON STOCK TO BE ISSUED AFTER 1 FOR 10,000 REVERSE STOCK SPLIT OF 5,382,649,600 SHARES.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

SHARES TO BE ROUNDED UP TO THE NEXT WHOLE NUMBER.

7. Effective date and time of filing: (optional) Date: 08/08/2016 Time: 8:00 AM
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature] PRESIDENT

Signature of Officer — Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.